  NEWS RELEASE                            Contact:      David R. Schroder
  For Immediate Release                                 101 Second Street, S.E.,
                                                        Suite 800
                                                        Cedar Rapids, Iowa 52401
                                                        Phone (319) 363-8249

                           MACC PRIVATE EQUITIES INC.
                    DATE OF 2005 ANNUAL SHAREHOLDERS MEETING
                          RECENT DIRECTIVES OF THE SBA
                     INTERIM INVESTMENT ADVISORY AGREEMENTS
                           APPOINTMENT OF NEW OFFICERS

CEDAR  RAPIDS,  IOWA -- (May 3, 2005) -- On May 3, 2005,  MACC Private  Equities
Inc. (NASDAQ SmallCap Market: MACC) announced that it would schedule the date of its 2005 Annual Shareholders  Meeting for July 19, 2005. The record date for the
2005  Annual  Shareholders  Meeting  is May  31,  2005.  MACC is the  parent  of
MorAmerica Capital Corporation (MorAmerica), a small business investment company licensed by the U.S. Small Business Administration (SBA).

As previously  disclosed,  most recently in MACC's Quarterly Report on Form 10-Q filed with the SEC on February 14, 2004, the SBA has informed MorAmerica that it would not approve  Atlas  Management  Partners,  LLC  (Atlas) as its  investment adviser.  Accordingly,  MorAmerica's  board of  directors,  on April  29,  2005, approved a new  investment  advisory  agreement  with  InvestAmerica  Investment
Advisors, Inc.  (InvestAmerica),  which contains terms consistent with the SBA's directives,  and approved the termination of the investment  advisory  agreement with  Atlas.  While  the SBA did not  formally  approve  such  interim  advisory agreement in time for the April 29, 2005 board  meeting,  the interim  agreement
does  address  the  issues  raised  by  the  SBA  to  date.   Additionally,   as
substantially  all of MACC's assets on a  consolidated  basis are in MorAmerica,
MACC's board of directors  also agreed to terminate its advisory  agreement with
Atlas and approved an interim  investment  advisory agreement with InvestAmerica which has terms similar to the MorAmerica interim  agreement.  InvestAmerica had served as sole  investment  advisor  to MACC and  MorAmerica  from 1995  through
February 28, 2004,  and has been  subadvisor  to both  companies  since March 1,
2004.

The boards of  directors  of  MorAmerica  and MACC have entered into the interim investment advisory  agreements with InvestAmerica  pursuant to applicable rules under the Investment Company Act of 1940 permitting interim agreements following termination  of an  investment  advisor.  The interim  agreements  automatically expire  and  will be  replaced  with new  investment  advisory  agreements  upon shareholder approval at the 2005 Annual Shareholders Meeting on July 19, 2005.

Both the interim investment advisory agreements and their intended  replacements upon  shareholder  approval contain terms which reduce the advisory fees payable to the companies' investment adviser, InvestAmerica,  versus the fees payable to
Atlas under the prior  agreements.  MACC paid Atlas a management  fee of 2.5% of assets under  management and an incentive fee of 20% of net capital gains;  MACC will pay  InvestAmerica  1.5% of assets under management and an incentive fee of
13.4%  of net  capital  gains  under  the  new  agreements  with  InvestAmerica.
MorAmerica paid Atlas a management fee of 2.5% of assets under management and an incentive fee of 20% of net capital gains;  MorAmerica will pay  InvestAmerica a management  fee of the lesser of 1.5% of  combined  capital  or of assets  under management,  and an  incentive  fee of 13.4% of net capital  gains under the new agreements. Further, the payment by MorAmerica to InvestAmerica of any incentive fees will be subordinated to MorAmerica's

repayment of all of its  obligations to the SBA.  Finally,  all such  agreements were approved  subject to further  comment by both the SBA or the Securities and
Exchange Commission.

Also at the  April  29,  2005  meeting  of the  board of  directors  of MACC and
MorAmerica,  the boards appointed the following persons as officers of both MACC and of  MorAmerica,  all of whom are  affiliated  with  InvestAmerica:  David R.
Schroder was appointed  President and  Secretary,  Robert A. Comey was appointed
Executive Vice President,  Chief Financial  Officer,  Chief Compliance  Officer,
Treasurer and Assistant  Secretary,  Kevin F. Mullane was appointed  Senior Vice
President,  Michael H. Reynoldson was appointed Vice  President,  and Marilyn M.
Benge was appointed Assistant Secretary.

This  press  release  contains  certain  forward-looking  statements  within the meaning  of the  Private  Securities  Litigation  Reform  Act of 1995 (the "1995
Act").  Such  statements  are  made  in  good  faith  by  MACC  pursuant  to the safe-harbor  provisions of the 1995 Act, and are  identified as including  terms such as "may," "will," "should," "expects," "anticipates," "estimates," "plans,"
or similar language. In connection with these safe-harbor  provisions,  MACC has identified  in its  Annual  Report to  Shareholders  for the  fiscal  year ended
September 30, 2004,  important factors that could cause actual results to differ materially from those contained in any  forward-looking  statement made by or on behalf of MACC,  including,  without limitation,  the high risk nature of MACC's portfolio  investments,  the effects of general  economic  conditions  on MACC's portfolio  companies,  the effects of recent or future  losses on the ability of
MorAmerica  Capital to comply with applicable  regulations of the Small Business
Administration  and MorAmerica  Capital's ability to obtain future funding,  any actions  taken by SBA with  respect  to  MorAmerica  Capital's  current  capital impairment,  any failure to achieve annual investment level objectives,  changes in  prevailing  market  interest  rates,  and  contractions  in the  markets for corporate acquisitions and initial public offerings.  MACC further cautions that such factors are not exhaustive or exclusive.  MACC does not undertake to update any  forward-looking  statement  which  may be made  from  time to time by or on behalf of MACC.

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